As Filed with the Securities and Exchange Commission on October 6, 2003

Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BAM! ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	7372	77-0553117
(State or other jurisdiction of incorporation	(Primary Standard Industrial	(I.R.S. Employer
or organization)	Classification Code Number)	Identification Number)

333 West Santa Clara Street, Suite 716
San Jose, California 95113
(408) 298-7500
(Address of Principal Executive Offices and Zip Code)

AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN
STOCK OPTION AWARD AGREEMENTS
(Full Title of the Plans)

Raymond C. Musci
Chief Executive Officer
333 West Santa Clara Street, Suite 716
San Jose, California 95113
(408) 298-7500
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to

Thomas J. Poletti, Esq.
Ted Weitzman, Esq.
Kirkpatrick & Lockhart LLP
10100 Santa Monica Blvd., 7th Floor
Los Angeles, CA 90067
Telephone (310) 552-5000
Facsimile (310) 552-5001

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
	Amount to be	offering price	aggregate offering	Amount of
Title of securities to be registered	registered(1)	per share(2)	price(2)	registration fee

Common Stock, $.001 par value	18,800	$4.7936	$90,120	$7.29
	250,000	$3.25	$812,500	$65.73
	309,650	$1.40	$433,510	$35.07
	167,000	$0.42	$70,140	$5.67
	187,189	$0.51	$95,466	$7.72
	233,956	$0.561	$131,249	$10.62
	104,566	$0.50	$52,283	$4.23
	18,034	$0.28	$5,050	$0.41
	952,105	$1.62	$1,542,410	$124.78

	2,241,300			$261.52

(1)	The Registrant’s stockholders voted at their annual meeting that was held on November 13, 2002 to increase the number of shares underlying the Amended and Restated 2000 Stock Incentive Plan (the “Plan”) from 1,527,500 shares to 3,500,000 shares. The foregoing fee is for the registration of the additional 1,972,500 shares underlying the Plan and 268,800 shares underlying options granted outside the Plan.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(h)(l) under the Securities Act, based on the price at which options may be exercised, or if such price is not known, or the average of the high and low prices on the Nasdaq Stock Market on October 3, 2003.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing information specified in this Part I are being separately provided to the Registrant’s employees, officers, directors and consultants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The documents listed in paragraphs (a) through (d) below have been filed with the Securities and Exchange Commission (the “Commission”) and are hereby incorporated by reference into this Registration Statement. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereto from the date of filing of such documents.

(a)	Registrant’s Annual Report on Form 10-K for the year ended June 30, 2003 filed with the SEC on September 30, 2003;

(b)	Registrant’s Current Reports on Form 8-K filed with the SEC on October 3, 2003, October 2, 2003 and October 1, 2003 and September 30, 2003; and

(c)	Registrant’s Definitive Proxy Statement filed with the SEC on October 17, 2002; and

(d)	The description of the Registrant’s common stock contained in Registrant’s Registration Statement on Form 8-A, as filed with the Commission on July 13, 2001 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Kirkpatrick & Lockhart LLP, Los Angeles, California, will pass for us on the validity of the common stock offered hereby. Certain partners of Kirkpatrick & Lockhart LLP own an aggregate of 5,212 shares of our common stock and hold a warrant to purchase 47,000 shares of our common stock at an exercise price of $4.80 per share.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article IX of the Registrant’s Second Amended and Restated Certificate of Incorporation, as amended, and Article VII, Section 6 of the Registrant’s Bylaws, as amended, provide for indemnification of the Registrant’s directors, officers, employees, and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. The Registrant has also entered into agreements with its directors and executive officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors to the fullest extent not prohibited by law to the extent such costs or expenses are not covered by existing directors and officers insurance. The Registrant carries directors and officers liability insurance covering its directors and officers against liability asserted against or incurred by the person arising out of his or her capacity as a director or officer, including any liability for violations of the Securities Act or the Exchange Act, subject to some exclusions and coverage limitations.

Item 7. Exemption From Registration Claimed.

     Not applicable.

Item 8. Exhibits.

Exhibit
Numbers	Description

4.1	Amended and Restated 2000 Stock Incentive Plan, including 2001 Stock Incentive Plan (UK Part).(1)

4.2	Form of Stock Option Award Agreement.(2)

4.3	Form of Notice of Stock Option Award.(3)

4.4	Amendment No. 1 to Amended and Restated 2000 Stock Incentive Plan, including 2001 Stock Incentive Plan (UK Part).

4.5	Stock Option Award Agreement between the Registrant and David Tobin dated August 16, 2001.

4.6	Stock Option Award Agreement between the Registrant and Bernard Stolar dated January 22, 2002.

5.1	Opinion of Kirkpatrick & Lockhart LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Kirkpatrick & Lockhart LLP (contained in Exhibit 5).

(1)	Incorporated by reference to Exhibit 10.1 of Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-62436) as filed with the SEC on August 15, 2001.

(2)	Incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form S-8 (File No. 333-74318) as filed with the SEC on November 30, 2001.

(3)	Incorporated by reference to Exhibit 4.3 of the Registrant’s Registration Statement on Form S-8 (File No. 333-74318) as filed with the SEC on November 30, 2001.

Item 9. Undertakings.

     The undersigned Registrant hereby undertakes:

     (1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 6 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 2nd day of October, 2003.

BAM! ENTERTAINMENT, INC.

By:	/s/ RAYMOND C. MUSCI

Raymond C. Musci
Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Raymond C. Musci as his true and lawful attorney-in-fact and agent, with full power of substitution for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ RAYMOND C. MUSCI Raymond C. Musci	Chief Executive Officer and Director (Principal Executive Officer)	October 2, 2003

/s/ ANTHONY R. WILLIAMS Anthony R. Williams	Vice Chairman of the Board	October 2, 2003

/s/ STEPHEN M. AMBLER Stephen M. Ambler	Chief Financial Officer and Vice President of Finance (Principal Financial and Accounting Officer)	October 2, 2003

Mark Dyne	Director

/s/ DAVID E. TOBIN David E. Tobin	Director	October 2, 2003

/s/ ANTHONY G. WILLIAMS Anthony G. Williams	Director	October 2, 2003

/s/ ROBERT T. SLEZAK Robert T. Slezak	Director	October 2, 2003

Robert E. Lloyd	Director

EXHIBIT INDEX

Exhibit
Numbers	Description

4.1	Amended and Restated 2000 Stock Incentive Plan, including 2001 Stock Incentive Plan (UK Part).(1)

4.2	Form of Stock Option Award Agreement.(2)

4.3	Form of Notice of Stock Option Award.(3)

4.4	Amendment No. 1 to Amended and Restated 2000 Stock Incentive Plan, including 2001 Stock Incentive Plan (UK Part).

4.5	Stock Option Award Agreement between the Registrant and David Tobin dated August 16, 2001.

4.6	Stock Option Award Agreement between the Registrant and Bernard Stolar dated January 22, 2002.

5.1	Opinion of Kirkpatrick & Lockhart LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Kirkpatrick & Lockhart LLP (contained in Exhibit 5).

(1)	Incorporated by reference to Exhibit 10.1 of Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-62436) as filed with the Commission on August 15, 2001.

(2)	Incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form S-8 (File No. 333-74318) as filed with the SEC on November 30, 2001.

(3)	Incorporated by reference to Exhibit 4.3 of the Registrant’s Registration Statement on Form S-8 (File No. 333-74318) as filed with the SEC on November 30, 2001.